UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

XFONE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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XFONE, INC.
5307 W. Loop 289
Lubbock, Texas 79414

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 27, 2010
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at: www.xfone.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 27, 2010

To our Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Meeting”) of the Stockholders of XFONE, INC., a Nevada corporation (the “Company”) will be held at 10:30 a.m. ET on December 27, 2010, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States, for the following purposes:

(i) To elect two (2) directors and re-elect three (3) directors, each such director to serve until the 2011 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death; and

(ii) To approve the appointment of Baker Tilly Virchow Krause, LLP, independent members of Baker Tilly International, as the Company’s Independent Certified Public Accountants, for the second and third quarters in the fiscal year ending December 31, 2010, the audit of the Company’s fiscal year ending December 31, 2010, and the first quarter in the fiscal year ending December 31, 2011. The Board of Directors recommends that the Stockholders vote “FOR” this Proposal at the Meeting; see Appendix A; and

(iii) To vote upon such other matter or matters that may properly come before the Meeting, or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), at the close of business on November 4, 2010 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

All stockholders are cordially invited to attend the Meeting in person.  Your vote is important regardless of the number of shares you own. Only record or beneficial owners of the Company’s Common Stock as of the Record Date may attend the Meeting in person. When you arrive at the Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement, along with a legal proxy issued by their broker or nominee authorizing the beneficial holders to vote, and a statement from the broker or nominee confirming that the shares have not yet been voted.

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

By order of the Board of Directors,

Date: November 18, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

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XFONE, INC.
5307 W. Loop 289
Lubbock, Texas 79414

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS

To be held on December 27, 2010

Proxy cards in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Xfone, Inc. (the “Company,” “we,” “us,” and “our”) for use at the Annual Meeting of Stockholders to be held on December 27, 2010, and at any postponements or adjournment thereof (the “Meeting”). Your vote is very important. For this reason, our Board of Directors is requesting that you permit your Common Stock, $0.001 par value per share (“Common Stock”), to be represented at the Meeting by the proxies named on the enclosed proxy card.  We will bear the cost of soliciting the proxies and we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose Common Stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, facsimile or E-mail, by our regularly employed officers and other employees, who will receive no additional compensation for such activities.

Information Concerning the Proxy Materials and the Meeting

This Proxy Statement contains important information for you to consider when deciding how to vote on the proposals brought before the Meeting (each a “Proposal,” and collectively, the “Proposals”). Please read it carefully. The following Proposals will be considered and voted upon at the Meeting: (i) a proposal to elect two (2) directors and re-elect three (3) directors, each such director to serve until the 2011 Annual Meeting of our Stockholders and until his successor is duly elected and qualified or until his earlier resignation, or removal; and (ii) a proposal to approve the appointment of Baker Tilly Virchow Krause, independent members of Baker Tilly International (“Baker Tilly”), as our Independent Certified Public Accountants for the second and third quarters in the fiscal year ending December 31, 2010, the audit of our fiscal year ending December 31, 2010, and the first quarter in the fiscal year ending December 31, 2011. Stockholders also will consider and act upon such other business as may properly come before the Meeting.

Voting materials, which include this Proxy Statement, the accompanying Notice of Meeting, the proxy card and copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and which was filed with the United States Securities and Exchange Commission (the “Commission”) on March 30, 2010, which contains financial statements and other information of interest to our stockholders, will be first mailed to stockholders on or about November 30, 2010.

Voting Procedures and Vote Required

Only stockholders of record of our Common Stock at the close of business on November 4, 2010 (the “Record Date”) are entitled to vote at the Meeting. As of November 4, 2010, there were issued and outstanding 21,119,488 shares of our Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting.  Stockholders may vote in person or by proxy. However, granting a proxy does not in any way affect a stockholder’s right to attend the Meeting and vote in person.  Anyone giving a proxy card may revoke it at any time before it is exercised by giving our corporate Secretary, Alon Reisser, written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person.

Guy Nissenson and/or Niv Krikov are named as attorneys in the proxy. Mr. Nissenson is our President and Chief Executive Officer and is also a member of our Board of Directors. Mr. Krikov is our Chief Financial Officer and a nominee for our Board of Directors. Mr. Nissenson and/or Mr. Krikov will vote all shares represented by properly executed, unrevoked proxy cards returned in time to be counted at the Meeting. Any stockholder granting a proxy has the right to withhold authority to vote for any or all of the nominees to the Board of Directors. Where a vote has been specified in the proxy card with respect to the matters identified in the Notice of the Annual Meeting, including the election/re-election of directors, the shares represented by the proxy card will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted in accordance with the discretion of the proxy card holders. In addition, the proxy card holders may determine in their discretion with respect to any other matters properly presented for a vote before the Meeting.

The presence in person or by properly executed proxy cards of holders representing fifty point one percent (50.1%) of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. There are no cumulative voting rights. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting, who will determine whether or not a quorum is present.

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In accordance with our Articles of Incorporation and By-laws, and applicable law, the election/re-election of directors (Proposal I)  shall be by a plurality of the votes cast and the approval of the appointment of Baker Tilly (Proposal II) shall be by a majority of the votes cast. Approval of an adjournment of the Meeting, if necessary, requires the affirmative vote of a majority of those present at the Meeting, in person or by proxy, entitled to vote.

Shares of Common Stock represented by proxy cards that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are not counted as voted either for or against a proposal. Abstentions are not counted as votes cast in the election/re-election of directors and will have no effect on the election/re-election of directors except to the extent that they affect the total votes received by a candidate. On matters other than the election/re-election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as shares which are held in “street name”), you will receive instructions from such holder that you must follow in order for you to specify how your shares will be voted by such holder.  Brokers holding shares of Common Stock for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners. Certain “street name” holders have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items.  However, absent specific instructions from the beneficial owners in the case of “non-routine” matters, the brokers may not vote the shares. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Broker non-votes are not counted as votes cast in the election/re-election of directors and will have no effect on the election/re-election of directors except to the extent that they affect the total votes received by a candidate. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which instructions to vote are not provided by the owner. Of the two Proposals, the proposal for the election/re-election of directors (Proposal I) is considered “non-routine.”

If your shares are held in “street name” and you want to vote your shares in person at the Meeting, you must provide evidence at the Meeting of your stock holdings as of the Record Date, such as a recent brokerage account or bank statement.  You must also provide a legal proxy issued by your broker or nominee authorizing you to vote your shares, along with a statement from the broker or nominee confirming that the shares have not yet been voted.

Transfer Online is our transfer agent, and will be handling the proxy ballots and tabulation of votes for the Meeting.

Internet Voting Option for “Registered” Holders Only

Registered Stockholders have three voting options:  (1) voting at the Meeting; (2) completing and sending in the enclosed proxy card; or (3) casting a vote on the Internet for such shares.

Instructions for voting electronically:

•	Contact our corporate Secretary, Alon Reisser at alon@xfone.com, or Jen Berry from Transfer Online at jen@transferonline.com, to obtain your personal Authorization Code

•	Go online to www.transferonline.com/proxy

•	Enter the Proxy Code (275) and your personal Authorization Code

•	Press Continue

•	Make your selections

•	Press Vote Now

If you vote by Internet, please do not mail your proxy card.

Should you have any questions, or need additional assistance with electronic voting, please contact Transfer Online at proxy@transferonline.com  or call 503-227-2950 (8:00-4:30 PT).

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Additional Information

Additional information about our Company is contained in our current and periodic reports filed with the Commission. These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Room maintained by the Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at www.sec.gov. Copies of such materials can be obtained from the public reference section of the Commission at prescribed rates.

Our principal executive office is located at:

5307 W. Loop 289
Lubbock, Texas 79414
U.S.A.

Telephone Number: 806-771-5212
Fax Number: 806-788-3398

If you have questions about the Meeting or the Proposals, you may contact our corporate Secretary, Alon Reisser, at alon@xfone.com.

The date of this Proxy Statement is November 18, 2010

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Proxy Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the Commission on March 30, 2010. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Proxy Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 18, 2010, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known to us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our Company.

The following table assumes, based on our stock records, that there are 21,119,488 shares issued and outstanding as of November 18, 2010.

Title of Class	Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class
Common	Abraham Keinan(1)(3) Director 4 Wycombe Gardens London NW11 8AL United Kingdom	3,925,100	Direct/Indirect	17.47%
Common	Guy Nissenson(2)(3) President, Chief Executive Officer, and Director, 3A Finchley Park London N12 9JS United Kingdom	2,815,000	Direct	12.45%
Common	Shemer S. Schwarz(4) Director 5 Israel Galili St. Tel-Aviv, Israel	113,900	Direct	0.54%
Common	Itzhak Almog(5) Chairman of the Board 7/A Moledet St. Hod Hasharon, Israel	63,000	Direct	0.29%

Common	Israel Singer(6) Director 63 Ben Eliezer St. Ramat Gan, Israel	50,000	Direct	0.24%
Common	Arie Rosenfeld(7) Director 9, Clos de Wagram 1180 Brussels, Belgium	30,000	Direct	0.14%
Common	Niv Krikov (8) Treasurer, Chief Financial Officer, Principal Accounting Officer and Nominee for Director 7908 Vicksburg Ave. Lubbock, TX 79424	0	N/A	--
Common	Directors and Executive Officers as a group (7 persons)	6,997,000	Direct/Indirect	28.72%
Common	Richard L. Scott (9) 1400 Gulf Shore Boulevard, North - Suite 148, Naples, FL 34102	3,305,983	Indirect	15.08%
Common	Gagnon Securities LLC(10)(11) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019	828,037	Indirect	4.25%
Common	Neil Gagnon (10)(11) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019	2,074,011	Direct/Indirect	11.57%
Common	Mr. Blair E. Sanford and Burlingame Asset Management, LLC (12) 1 Market Street Spear Street Tower, Suite 3750 San Francisco, CA 94105	4,210,718	Indirect	19.08%
Common	Windcrest Microcap Partners, LP, Windcrest Microcap GP, LLC, Windcrest Microcap Investments LLC and James H. Gellert (13) 750 3rd Avenue, 33rd Floor New York, NY 10017	1,150,874	Indirect	5.45%

(1)           Mr. Abraham Keinan holds 2,321,400 shares of our Common Stock, has indirect beneficial ownership of 130,700 shares of our Common Stock and direct beneficial ownership of 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. In addition, certain stockholders provided Mr. Keinan and Mr. Guy Nissenson with irrevocable proxies representing a total of 2.52% of our Common Stock. On November 24, 2004, our Board of Directors issued 1,500,000 options (under our 2004 Stock Option Plan) to Mr. Keinan on the following terms: exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

(2)           Mr. Guy Nissenson holds 1,315,000 shares of our Common Stock and has direct beneficial ownership of 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 2.52% of our Common Stock. On February 15, 2010, our Board of Directors issued 1,500,000 options (under our 2007 Stock Incentive Plan) to Mr. Nissenson on the following terms: exercise price - $1.1, vesting date - on the date of grant, expiration date - 5 years from the grant date.

(3)           On January 29, 2010, Mr. Keinan, Mr. Nissenson, and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family (“Campbeltown”) entered into an agreement (the “Keinan/Nissenson/Campbeltown Agreement”).  Pursuant to the Keinan/Nissenson/Campbeltown Agreement, on July 29, 2010, a certain Voting Agreement dated September 28, 2004 between Mr. Keinan, Mr. Nissenson and Campbeltown was terminated, and was simultaneously replaced with an irrevocable written appointment by Mr. Keinan of Mr. Nissenson, to act as Mr. Keinan’s proxy in respect of all shares of our common stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority. The proxy is irrevocable, and will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of our common stock or is a director or an executive officer of the Company.

(4)           Mr. Shemer S. Schwarz holds 8,900 shares of our Common Stock and has direct beneficial ownership of 105,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On September 20, 2010, our Board of Directors issued 90,000 options (under our 2007 Stock Incentive Plan) to Mr. Schwarz on the following terms: exercise price - $1.22, vesting date - 10,000 options per month until all options are vested after 9 months from date of grant, expiration date - 5 years from the grant date.

(5)           Mr. Itzhak Almog holds 8,000 shares of our Common Stock and has direct beneficial ownership of 55,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On October 30, 2006, our Board of Directors issued 25,000 options (under our 2004 Stock Option Plan) to Mr. Almog on the following terms: exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. On September 20, 2010, our Board of Directors issued 90,000 options (under our 2007 Stock Incentive Plan) to Mr. Almog on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from date of grant, expiration date - 5 years from the grant date.

(6)           Mr. Israel Singer has direct beneficial ownership of 50,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On June 5, 2007, our Board of Directors issued 20,000 options (under our 2004 Stock Option Plan) to Mr. Singer on the following terms: exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. On September 20, 2010, our Board of Directors issued 90,000 options (under our 2007 Stock Incentive Plan) to Mr. Singer on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from date of grant, expiration date - 5 years from the grant date.

(7)           Mr. Arie Rosenfeld has direct beneficial ownership of 30,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On September 20, 2010, our Board of Directors issued 90,000 options (under our 2007 Stock Incentive Plan) to Mr. Rosenfeld  on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from date of grant, expiration date - 5 years from the grant date.

(8)           On February 15, 2010, our Board of Directors issued 400,000 options (under our 2007 Stock Incentive Plan) to Mr. Krikov on the following terms: Option exercise price - $1.10, vesting date - 25% of the underlying shares vest 12 months from the date of grant, the remaining 75% of the options vest in equal quarterly installments after 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest. Mr. Krikov’s options will expire on February 15, 2017.

(9)           Mr. Richard L. Scott may be deemed to beneficially own 2,505,983 shares of Common Stock owned by certain of his family entities.  According to a Schedule 13D/A filed with the Commission on September 8, 2008, Mr. Scott may also be deemed to beneficially own a warrant owned by XFN-RLSI Investments, LLC, located at 1400 Gulf Shore Boulevard, North - Suite 148, Naples, FL 34102, to purchase an additional 800,000 shares of Common Stock, for aggregate beneficial ownership of 3,305,983 shares. Mr. Scott is the controlling member of XFN-RLSI Investments, LLC. The table reflects beneficial ownership of all shares and including shares underlying the warrant.

(10)        Gagnon Securities LLC, a registered investment adviser, in its role as investment manager to several customer accounts, foundations, partnerships, trusts, and private investment funds (collectively, the “Funds”) to which it furnishes investment advice, may be deemed to beneficially own 828,037 shares of Common Stock which are owed by the Funds (which includes 72,132 shares issuable upon exercise of warrants). Gagnon Securities LLC shares investment and/or voting power with Mr. Gagnon, the managing member and the principal owner of Gagnon Securities LLC, over certain of the 828,037 shares owned by the Funds, and shares investment discretion and/or voting power over the remaining shares with persons other than Mr. Gagnon. Gagnon Securities LLC has expressly disclaimed beneficial ownership of all securities held in the Funds' accounts. No single client's interest as reported in the customer accounts at Gagnon Securities LLC exceeds 5% of our outstanding Common Stock.

(11)          Mr. Gagnon has sole voting and dispositive power with respect to 1,458,415 shares of our Common Stock (which includes 250,500 shares issuable upon exercise of warrants), shares voting power and dispositive power with respect to 616,296 shares of Common Stock (which includes 167,368 shares issuable upon exercise of warrants).  Although Mr. Gagnon shares voting power over certain of the shares owned by the Funds described in footnote 10 above, Mr. Gagnon has expressly disclaimed beneficial ownership of all securities held in the Funds' accounts and as a result, those shares are not included in the “Amount of Beneficial Ownership” column for Mr. Gagnon. With the exception of Mr. Gagnon who owns a cumulative amount of 11.57% of our outstanding Common Stock, no single client's interest as reported in the customer accounts at Gagnon Securities LLC exceeds 5% of our outstanding Common Stock.

(12)           Burlingame Asset Management, LLC (“BAM”) is the general partner of each of Burlingame Equity Investors, LP and Burlingame Equity Investors II, LP, and the investment manager of Burlingame Equity Investors (Offshore) Ltd. (collectively, the “Funds”). Mr. Sanford is the managing member of BAM. Mr. Sanford and BAM may each be deemed to beneficially own 4,210,718 shares of Common Stock (which includes 1,050,000 shares issuable upon exercise of warrants) which are owned by the Funds.

(13)           Each of Windcrest Microcap Partners, LP (“Windcrest LP”), Windcrest Microcap GP, LLC (“Windcrest GP LLC”), Windcrest Microcap Investments LLC (“Windcrest LLC”) and James H. Gellert may be deemed to beneficially own 1,150,874  shares of Common Stock.  Windcrest GP LLC is the general partner of Windcrest LP.  Mr. Gellert serves as managing member of each of Windcrest GP LLC and Windcrest LLC.  Investment power and voting discretion over all of the shares is shared among the three entities and Mr. Gellert.

PROPOSAL I

ELECTION / RE-ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

The Board of Directors oversees our management and our business affairs in order to ensure that our stockholder’s interests are best served. Our Board does not involve itself in our day-to-day operations. It establishes, with management, the objectives and strategies to be implemented and monitors management’s general performance and conduct.

Board Structure

On October 25, 2007, the Board adopted amendments to our Bylaws in order to, among other things, provide that the Board shall be comprised of not less than two (2), and no more than eight (8) directors, and to create a classified board by dividing the Board’s membership into three classes: Class A (three (3) directors), Class B (three (3) directors) and Class C (two (2) directors).  On December 17, 2007, our stockholders re-elected the eight directors then serving to Classes A, B and C created on October 25, 2007, to serve until re-elected or the election and qualification of their successors, or until their earlier resignation, removal or death.  The three classes had staggered terms of office and in accordance therewith, the Class A directors would serve for one year, and then would be up for re-election for a three-year term at the 2008 Annual Meeting of Stockholders, the directors serving in Class B of the Board would serve for two years, and then would be up for re-election for a three-year term at the 2009 Annual Meeting of Stockholders, and the directors serving in Class C of the Board would serve for three years, and then would be up for re-election for another three-year term at the 2010 Annual Meeting of Stockholders.

Subsequently, the Board of Directors re-evaluated the structure of the Board, and felt that it would be in our best interests and our stockholders best interests if each director served for only a one-year term. Accordingly, on January 15, 2009, the Board of Directors approved and adopted our Reamended and Restated Bylaws (the “2009 Amended Bylaws”), which, among other things, de-classified the Board from its previous 3-class structure. The 2009 Amended Bylaws provided that each director elected or re-elected at an annual meeting of stockholders would serve until the next annual meeting, except for Abraham Keinan, Guy Nissenson and Shemer Shimon Schwarz, who were re-elected at our 2008 annual meeting of stockholders as Class A directors in accordance with the previous classified structure, and will therefore next stand for re-election at the 2011 Annual Meeting of Stockholders. The 2009 Amended Bylaws also increased the Board size to be comprised of not less than two (2) and no more than ten (10) directors.

On November 18, 2010, the Board adopted, by unanimous written consent, an amendment to the 2009 Amended Bylaws, providing that the Board shall be comprised of not less than two (2), and no more than eight (8) directors (the "2010 Amended Bylaws").

Directors are elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election and/or re-election of directors shall be held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting. Directors may resign at any time by delivering his/her resignation to the Chairman of the Board of Directors, such resignation specifying whether it will be effective at a particular time, upon receipt or at the pleasure of the Board of Directors (if no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors). When one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his/her successor shall have been duly elected and qualified or until his earlier resignation, removal or death. Any director may be removed by the affirmative vote of not less than ninety percent (90%) of the outstanding shares of our Common Stock then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

Our Board is comprised of the following six members as of November 18, 2010:

Name of Director	Director Since:
Itzhak Almog, Chairman of the Board	May 18, 2006
Abraham Keinan (*)	Inception
Guy Nissenson, President and Chief Executive Officer (*)	Inception
Shemer Shimon Schwarz (*)	December 19, 2002
Israel Singer	December 28, 2006
Arie Rosenfeld	January 16, 2009

(*)	Will next stand for re-election at the 2011 annual meeting of stockholders.

 General and Required Vote

The following five individuals have been nominated as members of our Board of Directors: Itzhak Almog, Israel Singer, Arie Rosenfeld, Niv Krikov and Timothy Farrar.

At the Meeting, three nominees for Directors (Itzhak Almog, Israel Singer and Arie Rosenfeld) are to be re-elected, and two nominees for Directors (Niv Krikov and Timothy Farrar) are to be elected, each such Director to serve until the 2011 annual meeting of our stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Pursuant to Nevada law and our Bylaws, Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election/re-election of Directors. This means that the five candidates receiving the highest number of affirmative votes at the Meeting will be elected/re-elected as Directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxy cards cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Information Regarding the Nominees for the Board of Directors

The following table lists the nominees to our Board of Directors and their other current positions with us. Biographical information for each nominee follows the table. The persons designated as our proxies intend to vote FOR the election/re-election of each of the five nominees listed, unless otherwise directed. We have no reason to believe that any nominee will be unable or unwilling to serve if elected/re-elected as a Director. Should one or more of these nominees become unavailable to accept nomination or election/re-election as a Director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent, in their sole discretion, FOR such substitute nominee that is nominated, unless the Board reduces the number of Directors.

Name	Age	Director / Officer
Itzhak Almog	72	Director, since May 18, 2006, Chairman of our Board of Directors since September 19, 2010, and is an independent director and Chairman of the Audit Committee and the Nominating Committee.
Israel Singer	62	Director, since December 28, 2006, and is an independent director and the Chairman of the Compensation Committee and a member of the Audit Committee.
Arie Rosenfeld	67	Director since January 16, 2009 and is an independent director and a member of our Nominating Committee.
Niv Krikov	40	Nominee for Director, Principal Accounting Officer since May 9, 2007 and Treasurer and Chief Financial Officer since August 13, 2007
Timothy Farrar	42	Nominee for Director and is an independent director

Nominees for Re-Election

Mr. Itzhak Almog. Mr. Almog has been a member of our Board of Directors since May 18, 2006 and is an independent director and Chairman of our Board of Directors (since September 19, 2010) the Audit Committee and the Nominating Committee of the Board. From 2002 until his retirement in 2007, Mr. Almog was an independent business consultant, specializing in international marketing and management. From 1993 to 2002, Mr. Almog was the President and CEO of Comverge Control Systems Ltd., an Israel based start-up company, which developed innovative solutions for Electric Utilities. From 1990 to 1993, Mr. Almog was the President of Tasco Electronic Services, Inc., a US based Hi-Tech company, specializing in Automatic Test machines for commercial and military Aviation. Mr. Almog was an officer with the rank of Rear Admiral in the Israel Defense Forces and served in various commanding posts in the Israeli Navy. In 1980 Mr. Almog received a BA in Modern Middle East History from the Tel Aviv University. In 1984 Mr. Almog received a Master of Business Administration from the Tel Aviv University. Mr. Almog’s extensive experience and deep understanding of the issues facing global companies bring a valuable perspective to our Board of Directors, the Audit Committee and the Nominating Committee.

Mr. Israel Singer. Mr. Singer has been a member of our Board of Directors since December 28, 2006, and is an independent director and a member of the Audit Committee and the Chairman of the Compensation Committee. Mr. Singer is an elected member of the Ramat Gan City council. During 2006, Mr. Singer was the managing director of the academic center “Raanana College” in Israel. During 2004 and 2005, Mr. Singer was a consultant to the Education Committee of the “Israeli Knesset” (the Israeli Parliament). From 1985 to 2003, Mr. Singer was the principal of the “Blich High School” in Ramat Gan. From 1992 to 1998, Mr. Singer was a member of the board of directors of Rada Electronic Industries Ltd. In 1973, Mr. Singer received a B.Sc. in Physics from the Tel Aviv University. In 1978, Mr. Singer received an M.Sc. in High - Energy Physics from the Tel Aviv University.  Mr. Singer’s broad managing experience and analytical skills make him a valuable member of our Board of Directors, Audit Committee and Compensation Committee.

Mr. Arie Rosenfeld. Mr. Rosenfeld has been a member of our Board of Directors since January 16, 2009, and is an independent director and member of our Nominating Committee.  He is currently involved with a number of High-Tech companies around the world. From April 2008 until April 2010, Mr. Rosenfeld served as Chairman of Software Imaging Ltd., an imaging software company in Oxford, U.K.  Mr. Rosenfeld serves as managing partner of DOR Ventures s.c.a., a venture capital fund based in Brussels, Belgium (since May 2000), and as a strategic consultant to Dainippon Screen Manufacturing Co. Ltd., a company providing manufacturing equipment to the semiconductor and graphic industries, based in Kyoto, Japan (since June 1996). Between May 2005 and December 2008, Mr. Rosenfeld served as Chairman of Printar Ltd., manufacturer of digital printing equipment for the PCB industry, based in Rehovoth, Israel.  From June 1997 to June 2007, Mr. Rosenfeld served as Chairman of the Board of XAAR plc, a supplier of ink-jet heads to industrial printer manufacturers in Asia, Europe and the U.S., based in Cambridge, U.K. (LSE: XAR).  From 1988 to 1995, Mr. Rosenfeld served as President, CEO and a director of Scitex Corporation Ltd., a multi-national company providing visual information communication products for the graphic arts and digital printing industries, headquartered in Israel.  Scitex Corporation Ltd. was later sold to Creo Products Inc. of Vancouver, Canada.  Mr. Rosenfeld received an MBA from INSEAD in Fontainebleau, France, and a B.Sc. degree in electronics engineering from the Technion Institute of Technology in Haifa, Israel.  Having served as the leader of several international technology oriented organizations, Mr. Rosenfeld brings a wealth of knowledge to our Board of Directors and Nominating Committee.

Nominees for Election

Mr. Niv Krikov. Mr. Krikov became our Vice President Finance on March 13, 2007, and our Principal Accounting Officer on May 9, 2007. On August 13, 2007, Mr. Krikov was elected as our Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as our Vice President Finance, but continues to serve as our Principal Accounting Officer. Effective as of August 15, 2009, Mr. Krikov is also serving as Executive Vice President of NTS Communications, Inc., our wholly-owned TX-based subsidiary. On July 29, 2010, Mr. Krikov was named to replace Abraham Keinan on the Board of Directors NTS Communications and on the Board of Directors Xfone USA, Inc., our wholly-owned MS-based subsidiary, and its subsidiaries eXpeTel Communications, Inc., and Gulf Coast Utilities, Inc. Prior to joining us, Mr. Krikov held the following financial and accounting positions: Corporate Controller of Nur Macroprinter Ltd., a publicly traded company acting as a manufacturer of wide format digital printers, where Mr. Krikov was responsible, among other duties, for the preparation of all financial reports (2005 to March 2007); Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR), a developer and manufacturer of wireless communication equipment (2002 to 2005); Auditor at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of the international public accounting firm Ernst & Young (1997 to 2001). Mr. Krikov holds a B.A. degree in Economics and Accounting from the Tel Aviv University and a LL.M degree from the Faculty of Law at the Bar Ilan University in Israel and is licensed as a CPA in Israel. Mr. Krikov's skills and life-long background of dealing with financial matters qualify him for service as one of our Directors.

Dr. Timothy Farrar. Since 2002, Dr. Timothy Farrar has served as the President of Telecom, Media and Finance Associates, Inc., a consulting and research firm specializing in telecommunications strategy and market analysis. Since 2006, Dr. Farrar has also served as the President of the Mobile Satellite Users Association, an industry association in satellite communications. From 1995 to 2002, Dr. Farrar was a consultant holding progressively more senior roles at Analysys Consulting, a telecom strategy consultancy based in the UK. He led the expansion of Analysys into the US, setting up their first US office in the San Francisco Bay Area in 1999, and developing a multi-million dollar stream of new business in the US between 1997 and 2002. Prior to joining Analysys, he worked as a system engineer for Smith System Engineering in the UK from 1993 to 1995, specifying and developing a range of simulations, databases and data communications software for various government agencies. Dr. Farrar has a MA in Mathematics and a PhD in Operations Research from the University of Cambridge, UK. Dr. Farrar’s broad experience in telecommunications technology and strategy makes him a valuable member of our Board of Directors.

_______________________________

At the Meeting a vote will be taken on a proposal to approve the re-election of three (3) director nominees and the election of two (2) director nominees (the “New Directors”).

CORPORATE GOVERNANCE

Information About the Other Members of the Board

The following table lists the other members of our Board of Directors and their current positions with our Company, who are not standing for election/re-election at the Meeting.  Biographical information for each director is provided below.

Name	Age	Director / Officer
Abraham Keinan	61	Director
Guy Nissenson	36	Director, President and Chief Executive Officer since our inception.
Shemer S. Schwarz	36	Director, since December 19, 2002, and is an independent director and a member of our Audit Committee and our Compensation Committee.

Mr. Abraham Keinan was our Chairman of the Board of Directors from our inception until September 19, 2010, and is currently our director. Mr. Keinan founded Swiftnet Limited (our former wholly owned UK-based subsidiary) in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall Limited (our former wholly owned UK-based subsidiary). Mr. Keinan had been a Director of Xfone 018 Ltd. (our former majority owned Israel-based subsidiary) since its inception in April 2004, and the Chairman of its Board of Directors since March 2005, until July 2010. Mr. Keinan had been a Director of Xfone USA, Inc. (our wholly owned US-based subsidiary) since its inception in May 2004 and until July 2010. Mr. Keinan has been a Director of Story Telecom Limited (our former wholly owned UK-based subsidiary) since May 2006. Mr. Keinan has been a Director of Equitalk.co.uk. (our former wholly owned UK-based subsidiary) since July 2006. From February 2008 until July 2010, Mr. Keinan had been a Director of NTS Communications, Inc. (our wholly owned TX-based subsidiary). In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva, Israel. Mr. Keinan’s extensive experience in the communications industry, his engineering background, as well as his history with and commitment to the Company since its inception 10 years ago make him well-qualified to serve as a director.

Mr. Guy Nissenson has been our President, Chief Executive Officer and Director since our inception. In February 2008, Mr. Nissenson became a Director of NTS Communications and its Chairman of the Board. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London, United Kingdom. As one of our founders, as well as our President and Chief Executive Officer since our inception, Mr. Nissenson is a key member of our Board of Directors. Mr. Nissenson’s business aptitude and leadership have contributed to our focus on growth opportunities for our business and qualify him for service as our Director.

Mr. Shemer S. Schwarz has been a member of our Board of Directors since December 19, 2002, and is an independent director and a member of the Audit Committee and the Compensation Committee of our Board. Mr. Schwarz had been a Director of Xfone 018 from April 2004 until August 2010. Mr. Schwarz had been a Director of Xfone USA from March 2005 until February 2008. From March 2003 to January 2008, Mr. Schwarz was the co-founder and research and development expert of XIV Ltd., a data storage startup company located in Tel-Aviv, Israel. XIV Ltd. was acquired by IBM in January 2008 and since that time Mr. Schwarz has led research and development of the XIV Ltd. storage project at IBM. From November 2001 to March 2003, Mr. Schwarz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwarz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. In July 1995, Mr. Schwarz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwarz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv. In 2010 Mr. Schwarz received a Master of Business Administration from the Tel Aviv University. Mr. Schwarz’s experience in communications and technology - oriented organizations, as well as his analytical skills and education, qualify him for service as our Director and member of our Audit Committee and Compensation Committee.

Family Relationships

Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer, and director, is the Managing Director of Dionysos Investments (1999) Ltd., our consultant. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Guy Nissenson.

Involvement in Certain Legal Proceedings

No director, person nominated to become our director, executive officer, promoters or control persons has, during the last ten years have (1) filed a petition under the Federal bankruptcy laws or any state insolvency law was filed, or had such petition be filed against them, or a receiver, fiscal agent or similar officer be appointed by a court for the business or property of such person, or any partnership in which they are a general partner at or within two years before the time of such filing, or any corporation or business association of which they were an executive officer at or within two years before the time of such filing; (2) been convicted in a criminal proceeding or are the named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws; (4) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity; (5) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; (6) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; (7) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any Federal or State securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (8) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Independence

We apply the standards of the NYSE Amex LLC, the stock exchange upon which our Common Stock is listed in the U.S., for determining the independence of the members of our Board of Directors and Board committees. The Board has determined that, as of September 19, 2010, the following directors are independent within these rules: Shemer S. Schwarz, Itzhak Almog, Israel Singer and Arie Rosenfeld.

Board Meetings and Attendance

During fiscal 2009, our Board of Directors held 15 physical and telephonic meetings. The Board also approved certain actions by unanimous written consent. With the exception of the directors listed below, all incumbent directors attended, either in person or via telephone, at least 75% of all meetings of the Board that were held in fiscal 2009 during the period in which they served as a director.

Mr. Itzhak Almog attended at least 67% of all meetings of the Board during fiscal 2009;Mr. Shemer S. Schwarz attended at least 60% of all meetings of the Board during fiscal 2009; Mr. Israel Singer attended at least 53% of all meetings of the Board during fiscal 2009; and Mr. Arie Rosenfeld  attended at least 60% of all meetings of the Board during fiscal 2009.

We do not have a formal policy regarding board members’ attendance at our annual meetings of shareholders. 2 board members attended our 2009 annual meeting of shareholders.

Committees of the Board of Directors

Audit Committee

We have an Audit Committee that was formed at a November 24, 2004 Board of Directors meeting. The Audit Committee is composed of three directors: Messrs. Almog, Schwarz and Singer (all three are considered independent directors). Mr. Almog who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding our 2004 Stock Option Plan and 2007 Stock Incentive Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004. On January 28, 2008, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee and the Board approved amendments to the charter to update it to comply with rules and regulations applicable to us that have changed since the charter was last reviewed and to make certain technical, clarifying and non-substantive changes. On June 28, 2009, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee approved further amendments to the charter to replace references to the “American Stock Exchange” with “NYSE Amex LLC,” the name by which the stock exchange is currently known, to revise applicable provisions relating to meetings and acts of the Audit Committee to be consistent with our Bylaws (which were amended on January 15, 2009), to update the charter to comply with rules and regulations applicable to us that have changed since the charter was last reviewed, and to make certain technical, clarifying and non-substantive changes. A copy of the Committee’s current charter as amended is available on our website, at www.xfone.com.

During fiscal 2009, the Audit Committee held 11 physical and telephonic meetings. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in fiscal 2009 during the period in which they served on the committee, with the exception of Mr. Almog, who attended  at least  64% of such meetings.

Nominating Committee

We have a Nominating Committee of our Board of Directors, which was established by our Board on December 30, 2007. The primary functions of the Nominating Committee are to assist the Board by identifying individuals qualified to become Board members, to recommend to the Board the director nominees for our annual meetings of stockholders, and to recommend to the Board director nominees for each Board committee.  The Nominating Committee is comprised of at least two members satisfying the independence requirements of the Commission and the NYSE Amex. Messrs. Itzhak Almog (Chairman) and Arie Rosenfeld were appointed by the Board as members of the Nominating Committee, to serve in such capacities until their resignation, retirement, removal by the Board, or until their successors are appointed.

The Nominating Committee is governed by a charter which was adopted by the Board on December 30, 2007, and then amended on January 15, 2009.  The January 15, 2009 amendments replaced references to the “American Stock Exchange” with “NYSE Alternext US LLC,” the name by which the stock exchange was then known, revised applicable provisions regarding shareholder recommendations and nominations of director candidates to be consistent with the 2010 Amended Bylaws (as described above) and with our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), which was adopted by the Board on  January 15, 2009 (described below), made certain technical, clarifying and non-substantive changes.  A copy of the current charter of the Nominating Committee is available on our website, at www.xfone.com.

During fiscal 2009, the Nominating Committee held one telephonic meeting.

In addition to its charter, the Nominating Committee operates in accordance with the Policy.  A copy of the Policy is available on our website, at www.xfone.com.  Under the charter and Policy, the Nominating Committee considers candidate recommendations submitted to us by any relevant source, including recommendations submitted by our stockholders in accordance with the Policy, management and relevant third parties.  Candidate recommendation submitted by our stockholders shall be considered by the Nominating Committee in the same manner as candidates recommended to the Nominating Committee from other sources.

In evaluating nominees, the Nominating Committee considers such factors as it deems appropriate, such as the current Board composition and whether the candidate would qualify as independent, as well as the diversity of the candidate including the candidate’s experience and skills, professional and personal ethics and values, professional commitments, and the existence of any conflicts of interests.

Stockholders may recommend director candidates by submitting the recommendation in writing by letter to Xfone, Inc., Attention: Corporate Secretary, at our offices at 5307 W. Loop 289, Lubbock, Texas 79414, Fax: (806)-788-3398 / Email: alon@xfone.com. Such written letter must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between us and the candidate within the last three (3) years, and a written indication by the recommended candidate of her/his willingness to serve. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, as described in the charter, including issues of character, integrity, judgment, diversity of experience, independence, area(s) of expertise, corporate experience, length of service, potential conflict(s) of interest and other commitments, and personal references.

As described in the Policy, stockholders of record (and holders who hold stock though a nominee) may also nominate directors for election to the Board at an annual meeting at which directors are to be elected and/or re-elected by following the procedures and meeting the deadlines and other requirements set forth in Article 2.4 of our 2010 Amended Bylaws, and/or the rules and regulations of the Commission.

Compensation Committee

On December 30, 2007, our Board of Directors also established a Compensation Committee. The Compensation Committee was created to assist the Board in the discharge of its responsibilities with respect to the compensation of our directors and officers. The Compensation Committee is comprised of at least two members satisfying the independence requirements of the Commission and the NYSE Amex. In addition, each member of the Compensation Committee is required to be a “nonemployee director,” within the meaning of Rule 16b-3 issued by the COMMISSION, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Messrs Israel Singer (Chairman) and Shemer S. Schwarz were appointed by the Board as members of the Nominating Committees, to serve in such capacities until their resignation, retirement, removal by the Board, or until their successors are appointed.

The Compensation Committee is governed by a charter which was adopted by the Board on December 30, 2007. A copy of the charter of the Compensation Committee is available on our website, at www.xfone.com.

During fiscal 2009, the Compensation Committee held 1 telephonic meeting. All incumbent directors serving on the Compensation Committee attended, either in person or via the meeting of the Compensation Committee that was held in fiscal 2009 during the period in which they served on the committee.

The Compensation Committee did not engage compensation consultants during fiscal 2009.

The Compensation Committee reviews and recommends to the Board the corporate goals and objectives relevant to the compensation of, among others, the Chairman of the Board, our Chief Executive Officer (“CEO”), our Chief Financial Officer and other executive officers, evaluates such officers’ performance in light of those goals and objectives, and recommend to the Board such officers’ compensation level based on this evaluation.  When it deems necessary, the Compensation Committee consults with executive officers to determine the amount of and the form of executive and director compensation.  The Compensation Committee has full authority to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers.

Audit Committee Financial Expert

The Board has determined that Mr. Itzhak Almog is an “audit committee financial expert” as that term is defined by the Commission and the NYSE Amex, and is “independent” from our management as that term is defined under the NYSE Amex rules.

Stockholder Communications with the Board

We have not implemented a policy or procedure by which our stockholders can communicate directly with our directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe we are responsive to stockholder communications, and therefore we have not considered it necessary to adopt a formal process for stockholder communications with the Board of Directors. During the upcoming year the Board of Directors will continue to monitor whether it would be appropriate to adopt such a process.

Code of Conduct and Ethics

The Audit Committee of the Board of Directors has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all of our directors, officers and employees. The Code, which was ratified by the Board, is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

The Code was previously filed on a Current Report on Form 8-K which we filed with the Commission on August 15, 2006, and is also available on our website at www.xfone.com.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes all compensation received for services rendered to us during the fiscal years ended December 31, 2008 and 2009 by our Chief Executive Officer and two other executive officers other than our Chief Executive Officer who were serving as our executive officers at December 31, 2008 and 2009 (collectively, our “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abraham Keinan, Chairman of the Board	2009 2008	75,300(1) 89,082(1)	- -	- -	- -	301,204(2) 293,912(2)	- -	20,865(3) 15,965(3)	397,369 398,959
Guy Nissenson, President, CEO, and Director	2009 2008	75,300(4) 89,082(4)	- -	- -	- -	301,204(5) 290,048(5)	- -	37,305(6) 6,982(6)	413,89 386,112
Niv Krikov, Treasurer, CFO and Principal Accounting Officer (7)	2009 2008	195,507 110,421	- 28,617	- -	- -	- -	- -	- -	195,507 139,038

(1) Salary paid to Mr. Keinan by our U.K. based wholly owned subsidiary, Swiftnet Limited, in connection with his employment as Chairman of the Board. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet Limited since its inception in 1990. The amounts shown in the table above for 2008 and 2009 were paid in British Pound Sterling (£48,000) and have been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2008 and 2009, respectively. The average rate of exchange of the £ during 2008 and 2009 £1 = $1.856 and £1 = $1.568, respectively. Effective September 19, 2010, Mr. Keinan was replaced as Chairman of our Board by Mr. Itzhak Almog.  Mr. Keinan currently serves as a Director.

(2) Pursuant to Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, we entered into a consulting agreement with Mr. Keinan, effective as of January 1, 2007 (the “Keinan Consulting Agreement”). The Keinan Consulting Agreement provides that Mr. Keinan shall render to us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom). In consideration of the performance of the Services pursuant to the Keinan Consulting Agreement, we agreed to pay Mr. Keinan a monthly fee of £10,000 ($16,307) which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below to £16,000 ($25,100) effective as of June 1, 2008. Mr. Keinan invoices us at the end of each calendar month, and we make the monthly payments upon receipt of such invoices.  The amount shown reflects the eligibility of Mr. Keinan pursuant to the Keinan Consulting Agreement. As of December 31, 2009 there is $79,388 outstanding balance which was paid during March 2010.

(3) The amounts shown for 2008 and 2009 reflect payments for a leased car for Mr. Keinan’s use in 2008 and 2009.

(4) Salary paid to Mr. Nissenson by our former U.K. based wholly owned subsidiary, Swiftnet Limited, in connection with his employment as Director of Business Development. Mr. Nissenson joined Swiftnet Limited in October 1999 and became a member of its Board of Directors in May 2000. Mr. Nissenson had been the Managing Director of Swiftnet Limited from October 2003 until July 2006. The amount shown in the table above for 2008 and 2009 were paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2008 and 2009, respectively. The average rate of exchange of the £ during 2008 and 2009 was £1 = $1.856 and £1 = $1.568, respectively.

(5) Pursuant to a Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, we entered into a consulting agreement with Mr. Nissenson, effective as of January 1, 2007 (the “Nissenson Consulting Agreement”). The Nissenson Consulting Agreement provides that Mr. Nissenson shall render to us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom). In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, we agreed to pay Mr. Nissenson a monthly fee of £10,000 ($16,307) which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below to £16,000 ($26,091) effective as of June 1, 2008. Mr. Nissenson invoices us at the end of each calendar month, and we make the monthly payments immediately upon receipt of such invoices.  The amount shown reflects the eligibility of Mr. Nissenson pursuant to the Nissenson Consulting Agreement. As of December 31, 2009 there is $78,971 outstanding balance which was paid during January 2010.

(6) The amounts shown in the table above reflect airfare expenses incurred by us for the travels of Mr. Nissenson’s wife during 2009 and 2008.

(7) Mr. Niv Krikov has been our Vice President Finance since March 13, 2007, and our Principal Accounting Officer since May 9, 2007. On August 13, 2007, in accordance with a resolution of our Board of Directors, elected Mr. Krikov as our Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance, but continues to serve as our Principal Accounting Officer. Effective as of August 15, 2009, Mr. Krikov is also serving as Executive Vice President of NTS Communications.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth certain information concerning option awards and stock awards held by our Named Executive Officers as of December 31, 2009. Our Named Executive Officers did not hold any stock awards as of December 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Abraham Keinan	1,500,000	(1)	–	–	3.50	Nov. 24, 2010	–	–	–	–
Guy Nissenson	1,500,000	(1)	–	–	3.50	Nov. 24, 2010	–	–	–	–
Niv Krikov	–		–	–	–	–	–	–	–	–

(1)      These options were granted on November 24, 2004, vested in full on November 24, 2005, and will expire on November 24, 2010.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

The employment arrangements of Mr. Abraham Keinan, our Chairman of the Board, and Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, are described in detail under the Section captioned “Certain Relationships and Related Transactions, and Director Independence” of this proxy statement.

Niv Krikov

Effective August 13, 2007, in accordance with Board resolutions of the same date, we elected Mr. Niv Krikov, who was serving as our Vice President Finance and Principal Accounting Officer, to serve as our Treasurer and Chief Financial Officer. Following this election, Mr. Krikov no longer serves as Vice President Finance.  From August 13, 2007 to July 1, 2009, Mr. Krikov was entitled to the following employment terms for his positions of Treasurer, Chief Financial Officer and Principal Accounting Officer: A monthly gross salary of NIS 33,000 (approximately $8,670) (the “Salary”); Executive insurance - we allocated 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Krikov allocated 5% of the Salary. The insurance included a loss of working capacity coverage (up to 2.5%) that we paid; Continuing education fund - we allocated 7.5% of the Salary and Mr. Krikov allocated 2.5% of the Salary; a Company car, including fuel expenses; a Company mobile phone; 19 days of paid vacation per each employment year. The timing of the vacation was coordinated with our Chief Executive Officer. Recuperation payments as provided by the applicable collective agreement in Israel.  In addition, Mr. Krikov was entitled to be granted options to purchase a certain amount of shares of our Common Stock as to be recommended by our Chief Executive Officer and approved by the Board of Directors.

On May 29, 2008, the Board of Directors, following the recommendation of the Compensation Committee, granted a bonus of $30,000 to Mr. Krikov in consideration for his efforts and services to us to date.  All other employment terms of Mr. Krikov, including the amount of his Salary, remained unchanged.

On July 1, 2009, NTS Communications entered into an employment agreement (the “NTS Employment Agreement”) with Mr. Krikov, pursuant to which Mr. Krikov will serve as Executive Vice President of NTS.  Mr. Krikov’s employment with NTS commenced on August 15, 2009, for a term that will end on July 31, 2010.  His term of employment may be renewed by mutual agreement for additional one-year terms.  In connection with this event, Mr. Krikov relocated from our office in Israel to our principal executive offices and NTS’ headquarters in Lubbock, Texas.  Mr. Krikov’s relocation and the terms of the NTS Employment Agreement were approved by our Board of Directors upon the recommendation of the Compensation Committee and were also approved by NTS’ Board of Directors. During July 2010, NTS Communications and Mr. Krikov extended the NTS Employment Agreement by another year.

Under the terms of the NTS Employment Agreement, Mr. Krikov will be paid an annual salary of $90,800, a per diem allowance at a monthly rate of $4,100, and will be eligible to participate in and receive benefits under the applicable NTS benefit plans for similarly situated employees.  Additionally, NTS has agreed to bear expenses for housing and a motor vehicle for Mr. Krikov and his family, including all expenses associated therewith, as well as travel expenses and medical and life insurance coverage.

In connection with its discussion of Mr. Krikov’s relocation our Board of Directors re-affirmed Mr. Krikov’s abovementioned right to receive the options discussed above.

On February 15, 2010, Mr. Krikov was granted options to purchase 400,000 shares of Xfone’s common stock under our 2007 Stock Incentive Plan.  The options are exercisable at $1.10 per share and expire seven years from the grant date. The options will vest as to 25% of the underlying shares 12 months from the date of grant.  The remaining 75% of the options shall vest in equal quarterly installments after 15 months from the date of grant. In the event of a change of control of Xfone, any unvested and outstanding portion of the options shall immediately and fully vest.

Director Compensation for 2009

Compensation for Board Services and Reimbursement of Expenses

We do not compensate directors who also serve as our executive officers for their services on the Board. During fiscal 2009, we compensated all our non-employed directors for participation at meetings of the Board and Committees of the Board as follows: (a) $250 - for physical participation at each meeting of the Board or Committee of the Board; plus (b) $100 - for participation via the telephone at each meeting of the Board or Committee of the Board. In addition, we reimbursed its non-employed directors for expenses incurred in connection with Board services. These expenses are reviewed and pre-approved by our President.

The following table reflects all compensation awarded to, earned by or paid to our directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abraham Keinan(2)	-	-	-	-	-	-	-
Guy Nissenson(2)	-	-	-	-	-	-	-
Eyal J. Harish(3)	2,700	-	-	-	-	-	2,700
Shemer S. Schwarz (4)	2,300	-	-	-	-	-	2,300
Itzhak Almog(5)	2,300	-	-	-	-	-	2,300
Aviu Ben-Horrin(6)	1,900	-	-	-	-	-	1, 900
Israel Singer(7)	2,300	-	-	-	-	-	2,300
Morris Mansour(8)	950	-	-	-	-	-	950
Arie Rosenfeld(9)	2,300	-	-	-	-	-	2,300

(1)     These amounts were paid in April 2010.

(2)     We do not compensate directors who also serve as executive officers for their services on the Board. Accordingly, Mr. Keinan and Mr. Nissenson did not receive any compensation for their service on our Board during fiscal 2009.

(3)     As of December 31, 2009, Mr. Harish held 75,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010. Mr. Harish resigned from our Board of Directors effective on July 29, 2010.

(4)     As of December 31, 2009, Mr. Schwarz held 75,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010.

(5)     As of December 31, 2009, Mr. Almog held 25,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of October 30, 2012.

(6)     As of December 31, 2009, Mr. Ben-Horrin held 25,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010.  Mr. Ben-Horrin resigned from our Board of Directors effective on July 29, 2010.

(7)     As of December 31, 2009, Mr. Singer held 20,000 options, which vested in full on June 5, 2008, one year from grant date, are exercisable at an exercise price of $3.50, and will expire on June 5, 2013.

(8)     Mr. Morris Mansour is a former director who resigned effective as of June 5, 2009. As of December 31, 2008, Mr. Mansour held 20,000 options, which expired on September 6, 2009.

(9)     As of December 31, 2009, Mr. Rosenfeld did not hold any options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have omitted certain related party transactions which are no longer applicable to us as a result of our sale of our U.K. and Israeli subsidiaries (as further described below).  We have previously disclosed these related party transactions in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and which was filed with the Commission on March 30, 2010, and the Current Reports on Form 8-K that we file from time to time.

A.	Sale of Xfone 018

On May 14, 2010, we entered into an agreement with, Newcall Ltd., our 26% minority interest partner (the “Minority Partner”) in our Israeli-based subsidiary, Xfone 018 Ltd. (“Xfone 018”), and Marathon Telecom Ltd. (“Marathon Telecom”), for the sale by us of our 69% interest in Xfone 018, and the sale by the Minority Partner of its 26% interest in Xfone 018 (collectively, the “Holdings”) to Marathon Telecom (the “Transaction”).  The entry into the Agreement followed a non-binding memorandum of understanding (the “MoU”), which the parties had entered into on March 2, 2010. The Transaction was finalized on August 31, 2010.

The aggregate purchase price paid by Marathon in exchange for the interests in Xfone 018 was approximately $7,850,000, representing a price for 100% of the interests in Xfone 018 free of any financial debt.  The financial debt of Xfone 018, excluding debt due to us, was approximately $1,100,000.  In connection with the Transaction, we were repaid our debt, and received 69% of the net proceeds after all other financial debt of Xfone 018 has been paid.

B.	Keinan Purchase of UK Subsidiaries

On January 29, 2010, we entered into an agreement (the “Purchase Agreement”) with Abraham Keinan, our former Chairman of our Board of Directors and current Director, and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan (“Buyer”), pursuant to which Mr. Keinan, through the Buyer, agreed to purchase from us, and we agreed to sell, 100% of the entire issued share capital of Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (collectively the “UK Subsidiaries”), which we owned (the “Transaction”).

Pursuant to the Purchase Agreement, the consideration to be paid by Buyer and/or Keinan to us was $3,500,000, comprised of the following three components:

1. A release by Iddo Keinan, the son of Mr. Keinan and an employee of Swiftnet Limited (“Iddo”) and the UK Subsidiaries, of us and NTS Communications, Inc. from any obligations under the loan agreement dated December 10, 2009, pursuant to which Iddo extended to Swiftnet Limited a loan of £860,044 ($1,471,108) (the “Loan Agreement”), the Security Documents (as that term is defined in the Loan Agreement) and any other ancillary documents thereof, including a release from the repayment of Iddo's Loan (as that term is defined in the Purchase Agreement) and the related costs and expenses specified in Schedule A of the Loan Agreement. (See “Iddo Keinan” in Section VIII.B. below.)

2. Full redemption by Buyer and/or Mr. Keinan of the credit facility which we had obtained from Bank Leumi (UK) Plc of £150,000 ($239,882), thereby releasing us from our obligation to Bank Leumi (UK) Plc.

(Items 1 and 2 shall be collectively referred to as the “First Payment”).

3. We shall be entitled to receive an annual earn-out payment, commencing after the accumulative EBITDA of the UK Subsidiaries, over the years beginning on the consummation of the Transaction (the “Closing”), has reached an aggregate amount equal to the First Payment and payable not later than March 31 of each successive year, calculated as follows: the product of (A) twenty percent (20%) and (B) the accumulative EBITDA of the UK Subsidiaries for the applicable year (the “Earn-Out Payments”).  The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325 in the aggregate (the “Earn-Out Consideration”).  In the event that Buyer and/or Mr. Keinan sell the UK Subsidiaries after the Closing and before the Earn-Out Consideration has been paid to us in full and therefore Buyer and/or Mr. Keinan cannot pay the Earn-Out Payments out of the accumulative EBITDA of the UK Subsidiaries, Buyer and/or Keinan shall immediately pay to us, upon our demand, in cash, $1,858,325, less any amounts previously paid to us as Earn-Out Consideration.

In connection with the Transaction, Guy Nissenson, our President, Chief Executive Officer and director (“Nissenson”), resigned his directorship of all of the UK Subsidiaries, and Mr. Keinan resigned from his directorship of all of our subsidiaries, other than the UK Subsidiaries.

We sought a valuation of the UK Subsidiaries in connection with the Transaction, which was submitted to our Audit Committee and Board of Directors for its review and consideration.  On February 15, 2010 the Transaction was approved by our Audit Committee and Board of Directors.  The transaction was approved by the holders of a majority of our common stock entitled to vote, which was obtained at a special meeting of our stockholders held on July 14, 2010. The sale of UK Subsidiaries was completed on July 29, 2010.

In connection with the Purchase Agreement, we and Mr. Keinan entered into a second agreement on January 29, 2010 (the “Termination Agreement”), which terminated the Consulting Agreement entered into between us and Mr. Keinan on March 28, 2007.  Pursuant to the Termination Agreement, Keinan waived any future monthly fees, beginning on the consummation of the Transaction, and the right to an appropriate severance package which Keinan would have been entitled to under the Consulting Agreement.  In addition, pursuant to the Termination Agreement, upon the consummation of the Transaction and for as long as Mr. Keinan serves as one of our directors, Mr. Keinan shall be deemed a non-independent director and shall not be entitled to any compensation in connection with his directorship.

C.	Nissenson Consulting Agreement

1. Original Consulting Agreement

Pursuant to a Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, we and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provides that Mr. Nissenson shall render to us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, we paid Mr. Nissenson a monthly fee of £10,000 ($15,992), which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below, to £16,000 ($25,587) effective as of June 1, 2008 (the “Fee”), and further increased in accordance with the First Amendment to the Nissenson Consulting Agreement described below. Mr. Nissenson shall invoice us at the end of each calendar month and we shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, our Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee.  In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in our revenues and/or profits.

Our Board of Directors shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in our revenues and/or profits and/or successful completion of transactions or activities by us (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Nissenson, may, at any time and from time to time, initiate a Bonus grant to Mr. Nissenson, and in such an event the approving process shall be set in motion.

Mr. Nissenson waived his bonuses for 2007 and 2008 to which he was entitled pursuant to this provision.

The Nissenson Consulting Agreement provided that Mr. Nissenson would be granted options or rights to purchase shares of our common stock upon our adoption of a stock or option plan, subject to Board and Audit Committee approval.  On February 15, 2010, Mr. Nissenson was granted options to purchase 1,500,000 shares of our common stock under our 2007 Stock Incentive Plan.

In addition to the Fee and the Bonus, we shall pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by us and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Nissenson Consulting Agreement.

We acknowledge that in order to render the Services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life we shall bear expenses which are related to Mr. Nissenson’s spouse.

Mr. Nissenson shall hold and use, in his sole discretion, credit cards in our name (the “Credit Cards”). Due to Mr. Nissenson’s position as President and CEO he may from time to time use the Credit Cards to make certain payments and pay certain expenses on our behalf.

This Nissenson Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the parties shall have the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Nissenson, Abraham Keinan and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of our voting rights, if we shall choose to exercise our right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson “). In the event of Early Termination by Mr. Nissenson, the Notice Period shall be of not less than eight months.

The Nissenson Consulting Agreement further provides that no later than June 30, 2007, the parties shall enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson (the “Severance Agreement”). Pursuant to the approval of our Board of Directors, we entered into a Severance Agreement with Mr. Nissenson on September 20, 2010, which is described in Section C4 below.

The Nissenson Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

2.	First Amendment to the Nissenson Consulting Agreement

On June 30, 2010, pursuant to the recommendations of the Audit Committee and the Compensation Committee, and the resolution of our Board of Directors dated June 27, 2010, we entered into the First Amendment to the Nissenson Consulting Agreement, effective as of April 1, 2010 with Mr. Nissenson (the “First Amendment”).  The First Amendment amends certain terms of the Nissenson Consulting Agreement, including, but not limited to: (i) the monthly fee payable to Mr. Nissenson, which shall be $28,500 per month; and (ii) the initial fixed term of the Nissenson Consulting Agreement, which has been amended to be 8 years from the commencement date of January 1, 2007, and unless terminated as provided in the Consulting Agreement, is automatically renewable for additional terms of 3 years each.

3.	Nissenson Employment Agreement

On June 30, 2010, pursuant to the recommendations of our Audit Committee, dated June 24, 2010, and our Compensation Committee, dated June 27, 2010, and the resolution of our Board of Directors dated June 27, 2010, we and Mr. Nissenson entered into a new Employment Agreement (the “Nissenson Employment Agreement”), pursuant to which Mr. Nissenson is employed by us as our President and CEO, effective as of April 1, 2010.  Pursuant to the Nissenson Employment Agreement, Mr. Nissenson will be paid an annual gross salary of $78,000, payable in equal monthly payments of $6,500 each.  The initial employment period is from April 1, 2010 to March 31, 2015.  The term shall be extended automatically for additional periods of 3 years each.  Each party generally has the right to terminate the automatic extensions at any time for any reason, by providing 6 months advance written notice. However, as long as Mr. Nissenson controls, directly and/or indirectly, 15% or more of the voting rights of our common stock, in the event that we elect to terminate the automatic extensions, Mr. Nissenson will be entitled to 12 months advance written notice from us. Notwithstanding the foregoing, Mr. Nissenson may terminate the Nissenson Employment Agreement at any time for any reason by providing 8 months advance written notice to the Company.

4.	Severance Agreement

Pursuant to Section 17 of the Nissenson Consulting Agreement, dated March 28, 2007, and the First Amendment thereto, dated June 30, 2010, upon the approval of our Board of Directors, we entered into a Severance Agreement with Mr. Nissenson on September 20, 2010 (the “Severance Agreement”).   Pursuant to the Severance Agreement, in the event that (a) either (1) we terminate the Consulting Agreement and/or the Employment Agreement between us and Mr. Nissenson, dated June 30, 2010 (the “Employment Agreement”), for a reason other than cause, disability or death, or (2) Mr. Nissenson terminates the Nissenson Consulting Agreement (as amended) and the Employment Agreement for good reason, and (b) Mr. Nissenson (1) signs and delivers to us a Release of Claims satisfactory to us, and (2) complies with the applicable terms of the Severance Agreement, the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement, then Mr. Nissenson shall be entitled to certain severance benefits.

The severance benefits include (a) a lump sum payment consisting of (1) 3.5 months’ fee under the Nissenson Consulting Agreement as then in effect, for each year or part thereof beginning on our inception and continuing until the termination date, and (2) 3.5 months’ salary under the Nissenson Employment Agreement as then in effect, for each year or part thereof beginning on our inception and continuing until the termination date, (b) full vesting of options which would have vested during the one-year period commencing on the termination date and which are not dependent on the achievement of a performance objective or objectives, (c) payment of outstanding and unpaid fees, bonuses, expenses, salaries and employee social and fringe benefits due pursuant to the Nissenson Consulting Agreement as then in effect, and the Nissenson Employment Agreement prior to the termination date.

The initial term of the Severance Agreement is 4.5 years, beginning on September 20, 2010.  The term shall be automatically renewed for additional terms of 3 years for as long as the Nissenson Consulting Agreement and the Nissenson Employment Agreement are in effect.

D.	Dionysos Investments (1999) Ltd. Financial Services and Business Development Consulting Agreement

1.	Financial Services Consulting Agreement

A Financial Services Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos Investments”) and us with respect to certain services (the “Dionysos Investments Consulting Agreement”).  Mr. Haim Nissenson, one of our consultants since our inception and father of Mr. Guy Nissenson, our President, Chief Executive Officer and Director, is the Managing Director of Dionysos. Dionysos is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Under the Dionysos Investments Consulting Agreement, Dionysos Investments agrees to assist us in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event we request additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by the Dionysos Investments Consulting Agreement.

The Dionysos Investments Consulting Agreement provided that Dionysos Investments will be compensated by us for the Services provided to us in the amount of £3,000 ($4, 798) per month beginning on the Effective Date of the Dionysos Investments Consulting Agreement (the “Fees”). In addition, we will reimburse Dionysos Investments, based on prior approval, for expenses incurred, which expenses include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos Investment to us shall be as agreed by the parties.

The Effective Date of the Dionysos Investments Consulting Agreement is January 1, 2005 (the “Effective Date”). The term of the Dionysos Investments Consulting Agreement is two years (the “Term”). According to the Dionysos Investments Consulting Agreement, the Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety days prior to the end of the Term that such party does not wish to renew the Dionysos Investments Consulting Agreement.

2.	First Amendment

On February 8, 2007, pursuant to the recommendations of the Audit Committee and the resolutions of our Board of Directors dated December 25, 2006, and February 4, 2007, we and Dionysos Investments entered into a First Amendment to the of the Dionysos Investments Consulting Agreement (the “First Amendment”).

The First Amendment provides that Section 2 of the Dionysos Investments Consulting Agreement shall be amended in its entirety to provide as follows:

(i) The parties agree that Dionysos Investments will be compensated by us for the Services provided to us in the amount of £8,000 ($12, 794) per month, beginning on January 1, 2007;

(ii) In addition, we will pay Dionysos Investments a one time success fee in the amount of £10,000 ($15,992), for initiating, establishing and developing the relationship between us and certain Israeli financial institutions during fiscal years 2005-2006, relationships which resulted in significant investments made by certain Israeli financial institutions;

(iii) In addition, we will pay Dionysos Investments a success fee for any future investments in us made by Israeli investors during fiscal year 2007, provided such investments were a direct or indirect result of the Services provided to us. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments; and

(iv) In addition, we will reimburse Dionysos Investments, based on prior approval by the Audit Committee, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed. Compensation for any additional services provided by Dionysos Investments to us shall be as agreed by the parties.

The parties agreed that the abovementioned compensation will only apply to fiscal year 2007, and then be reviewed and reconsidered by the Audit Committee and Board of Directors in December 2007. In the event our Board of Directors, exercising sole discretion, decides not to approve the abovementioned compensation for fiscal year 2008, Dionysos Investments will have the option, in its sole discretion, to terminate the Dionysos Investments Consulting Agreement, or continue and provide the Services in return for the same compensation which was paid to it in fiscal years 2005-2006 (i.e. fee of £3,000 per month plus reimbursement of expenses).

The First Amendment further declares that the Audit Committee and Board of Directors approved the automatic renewal of the Term for an additional two-year period, ending on December 31, 2008.

On January 28, 2008, in accordance with the recommendation of the Audit Committee and in recognition of and following the successful efforts of Dionysos in raising capital for us in Israel during our 2007 fiscal year, the Board of Directors approved and confirmed by resolution the engagement of Dionysos to serve as our consultant for the fiscal year ended December 31, 2008 at the same level of compensation which was agreed to and paid for the fiscal year ended December 31, 2007.

3.	Second Amendment

On January 15, 2009, pursuant to the recommendation of the Audit Committee and the resolution of the Board of Directors, we and Dionysos entered into a Second Amendment to the Consulting Agreement (the “Second Amendment”).  The Second Amendment confirmed the automatic renewal of the Consulting Agreement for an additional two-year period and set the same compensation levels for fiscal 2009 and 2010 that were established for fiscal 2007 and 2008.  Accordingly, Dionysos will continue to be paid £8,000 (approximately $12,794) per month, plus reimbursements for expenses, and will receive a success fee of 0.5% of the gross proceeds for any investments in us made by Israeli investors during fiscal 2009 and/or 2010 that result from Dionysos’ services to us.

The parties also agreed that in or about December 2010, the Audit Committee and Board of Directors would review and reconsider for approval the above-mentioned compensation for any future term(s).

E.  Xfone Employment Agreement

On June 30, 2010, pursuant to the recommendations of the Audit Committee of and the Compensation Committee, and the resolution of our Board of Directors dated June 27, 2010, we and Mr. Nissenson entered into a new Employment Agreement (the “Xfone Employment Agreement”), pursuant to which Mr. Nissenson is employed as our President and CEO, effective as of April 1, 2010.  Pursuant to the Xfone Employment Agreement, Mr. Nissenson will be paid an annual gross salary of $78,000, payable in equal monthly payments of $6,500 each.  The initial employment period is from April 1, 2010 to March 31, 2015.  The term shall be extended automatically for additional periods of 3 years each.  Each party generally has the right to terminate the automatic extensions at any time for any reason, by providing 6 months advance written notice. However, as long as Mr. Nissenson controls, directly and/or indirectly, 15% or more of the voting rights of our common stock, in the event we elect to terminate the automatic extensions, Mr. Nissenson will be entitled to 12 months advance written notice from us. Notwithstanding the foregoing, Mr. Nissenson may terminate the Xfone Employment Agreement at any time for any reason by providing us 8 months advance written notice. Mr. Nissenson has undertaken to execute a letter of undertaking regarding confidentiality and non-competition provisions, and preservation our intellectual property. The Xfone Employment Agreement also contains provisions relating to conflicts of interest and loyalty, as well as other customary terms and conditions.

F.	Voting Agreement

1.	Voting Agreement (Terminated July 29, 2010)

Abraham Keinan, our Director, and Guy Nissenson, our President, Chief Executive Officer, and Director, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement (the “Voting Agreement”) between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. The agreement, which had a term of 10 years, provided that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agreed to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

2.	Keinan/Nissenson/Campbeltown Agreement

On January 29, 2010, Abraham Keinan, Guy Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Nissenson and his family (“Campbeltown”) entered into an agreement (the “Keinan/Nissenson/Campbeltown Agreement”).  Pursuant to the Keinan/Nissenson/Campbeltown Agreement, on the consummation of the transaction for the sale of our UK Subsidiaries described further in Section B. above (the “Transaction”) the Voting Agreement was terminated, and was simultaneously replaced with an irrevocable written appointment by Keinan of Nissenson, to act as Keinan’s proxy in respect of all shares of our common stock that Keinan owns or holds now or in the future. The proxy is irrevocable, and will remain in effect for as long as Nissenson is the record or beneficial holder of one hundred thousand (100,000) or more shares of our common stock or is a director or an executive officer of ours.

Additionally, the Keinan/Nissenson/Campbeltown Agreement provides that, (i) subject to and upon the consummation of the Transaction, and for as long as Nissenson has voting power over any shares of our common stock, in any manner whatsoever, and Keinan is a record or beneficial holder of at least 1,000,000 shares of our common stock, Nissenson undertakes to vote “FOR” the election/re-election of Keinan as a director of ours at any shareholder meeting at which Keinan is standing for election/re-election, and (ii) in the event that Keinan owns less than 1,000,000 shares of our common stock (excluding options to purchase shares of common stock), Keinan will resign as a director of ours.

G.	Free Cash Flow Participation Agreement with NTS Holdings, Inc.

We entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, an entity owned by Barbara Baldwin, an employee of NTS Communications and Xfone USA, Jerry Hoover, Executive Vice President - Chief Financial Officer of NTS Communications and Treasurer of Xfone USA, and Brad Worthington, President of NTS Communications and Xfone USA, Inc., pursuant to which NTS Holdings will be entitled to a payment from us of an amount equal to 5% of the aggregate excess free cash flow generated by our U.S. Operations, which is defined in the Participation Agreement as our operations and our U.S. subsidiaries, which include Xfone USA, Inc. and NTS, and their respective subsidiaries, as well as any U.S. entity that we acquire directly, or indirectly through our subsidiaries in the future (a “Future Acquisition”). NTS Holdings will be entitled to the participation amount beginning at such time as we have received a full return of our initial invested capital, plus an additional 8% return per year, in connection with the NTS acquisition (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms. Termination of the Participation Agreement may occur upon a sale or buyout of our U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

H.	Shareholder Value, Ltd.

Shareholder Value, Ltd. is a Texas limited partnership which owns 100% of the building in Lubbock, Texas, from which NTS Communications leases its corporate offices, Network Control Center, Customer Care and Internet help desk locations. NTS Properties, LLC is a Texas limited liability company that serves as the general partner of Shareholder Value, Ltd., and, in that capacity, owns 1% of Shareholder Value, Ltd. The remaining 99% of Shareholder Value, Ltd. is owned by a small group of investors, which includes several former shareholders of NTS Communications who sold their respective interests in NTS Communications to us in connection with our acquisition of NTS Communications in February 2008.   Barbara Baldwin, an employee of NTS Communications, who owns approximately 7.425% of Shareholder Value, Ltd., Jerry Hoover, Executive Vice President, Treasurer and Chief Financial Officer of NTS Communications and Treasurer of Xfone USA, who owns approximately 4.95% of Shareholder Value, Ltd., and Brad Worthington, President of NTS Communications and Xfone USA, Inc., who owns approximately 4.95% of Shareholder Value, Ltd.

NTS Properties, LLC, was a wholly owned subsidiary of NTS Communications prior to the consummation of our acquisition of NTS Communications in February 2008.  As a closing condition of the acquisition transaction, NTS Communication’s ownership interest in NTS Properties, LLC was distributed pro-rata to former shareholders of NTS Communications, including TEC, which currently owns approximately 63.47% of NTS Properties, LC, and Ms. Baldwin, Mr. Hoover and Mr. Worthington who currently own approximately 5.52%, 0.08% and 0.37% of NTS Properties, LC, respectively.

I.	Securities Purchase Agreement with Burlingame Equity Investors, LP

On March 23, 2010, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), pursuant to which Burlingame agreed to purchase from us and we agreed to sell and issue to Burlingame our following securities for an aggregate purchase price of $6,000,000 (the “Purchase Price”) (the “Burlingame Transaction”):

(1) Senior Promissory Note: A senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2012 (the “Note”).  Interest accrues at an annual rate of 10% and is payable quarterly (commencing on June 30, 2010 and on the 15th of each September, December, March and June thereafter) in cash. The Note ranks pari passu in rights of liquidation with our Series A Bonds issued in Israel on December 13, 2007. Upon the occurrence or existence of any Event of Default, our obligations on the Note become immediately due and payable. “Event of Default” is defined in the Note to include (i) failure to pay the principal amount or accrued interest within 5 business days following an interest payment date or the maturity date; (ii) voluntary or involuntary bankruptcy or insolvency proceedings; (iii) a material breach of representations or warranties in the Purchase Agreement; (iv) a material breach by us of material covenants in the Burlingame Transaction documents, which is not cured within 10 business days of a notice of default; (v) A monetary default by us under any other indebtedness for an amount greater than $1,000,000, which default results in the acceleration of such indebtedness, provided that the default is not cured within the cure period provided in the applicable agreement, document or instrument; and (vi) entry of a final judgment for the payment of money aggregating in excess of $1,000,000 rendered against us or our subsidiaries, which is not bonded, discharged, stayed or appealed.

(2) Shares of our Common Stock:  2,173,913 shares of our common stock, par value $0.001 per share (“Common Stock”) (the “Burlingame Shares”). The Burlingame Shares were priced at $1.15 per share for a total purchase price for the Burlingame Shares of $2,500,000.

(3) Common Stock Purchase Warrant:  A warrant to purchase 950,000 shares of our Common Stock, which shall be exercisable at a price of $2.00 per share for a period of 5 years (the “Warrant”). The number of shares issuable upon exercise of the Warrant (the “Warrant Shares”), and/or the applicable exercise price, may be proportionately adjusted in the event of a stock dividend, distribution, subdivision, combination, merger, consolidation, sale of assets, spin-off or similar transactions.

The Purchase Agreement, Note and Warrant include representations, warranties, and covenants customary for a transaction of this type.

Under the Purchase Agreement, we granted to Burlingame certain registration rights with respect to the Burlingame Shares and the Warrant Shares (the “Registrable Securities”). Pursuant to the Purchase Agreement, we are obligated to prepare and file a registration statement with the Commission (the “Registration Statement”) within 120 days, to use commercially reasonable efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof, and to keep the Registration  Statement continuously effective until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 promulgated under the Securities Act.  In the event that the Registration Statement is not filed on time, we agreed to pay Burlingame $25,000 per month as liquidated damages for each month that the Registration Statement is not filed. The parties further agreed that within 10 business days from the closing date, they will negotiate in good faith an appropriate customary registration rights agreement with respect to the Registrable Securities.

Following the execution of the Purchase Agreement, the Burlingame Transaction was consummated, and the Purchase Price was paid to us and the Note was delivered to Burlingame. The Burlingame Shares and the Warrant were authorized for issuance by us, and were issued and delivered to Burlingame upon receipt of approval of the listing for trading of the Burlingame Shares and Warrant Shares on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

We intend to use the net proceeds from the Burlingame Transaction for working capital purposes.

Prior to the Burlingame Transaction, Burlingame and its affiliates were the beneficial owners of an aggregate of approximately 5.7% of our Common Stock.   There were no other material relationships between us or our affiliates and Burlingame.

J.	Subscription Agreement with certain investors affiliated with Gagnon Securities LLC

On March 23, 2010, we entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors affiliated with Gagnon Securities LLC, an existing shareholder (collectively, “Gagnon”), pursuant to which Gagnon agreed to purchase from us and we agreed to sell and issue to Gagnon 500,000 shares of our Common Stock (the “Gagnon Shares”) at a purchase price of $1.15 per share, for an aggregate purchase price of $575,000 (the “Gagnon Transaction”).

The Subscription Agreement includes representations, warranties, and covenants customary for a transaction of this type.

Under the Subscription Agreement, we granted to Gagnon certain registration rights with respect to the Gagnon Shares. Pursuant to the Subscription Agreement, we are obligated to prepare and file a registration statement with the Commission (the “Registration Statement”) within 120 days, to use commercially reasonable efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof, and to keep the Registration  Statement continuously effective until such date as is the earlier of (x) the date when all Gagnon Shares covered by such Registration Statement have been sold or (y) the date on which the Gagnon Shares may be sold without any restriction pursuant to Rule 144 promulgated under the Securities Act.

The Gagnon Shares were authorized for issuance by us, and were issued and delivered to Gagnon upon receipt of approval of the listing for trading of the Gagnon Shares on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

We used the net proceeds from the Gagnon Transaction for working capital purposes.

Prior to the Gagnon Transaction, Gagnon and its affiliates were the beneficial owners of an aggregate of approximately 20.1% of our Common Stock. There were no other material relationships between us or our affiliates and Gagnon.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2009, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

LEGAL PROCEEDINGS

We are not engaged in, nor are we aware of any pending or threatened, litigation in which any of our directors, executive officers or 5% stockholders is a party adverse to us or has a material interest adverse to ours.

PROPOSAL II

APPROVAL OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General and Required Vote

On August 15, 2010, we engaged Baker Tilly Virchow, Krause & Company, LLP independent members of Baker Tilly International (“Baker Tilly”) as our new independent accountants following our dismissal of Stark Winter Schenkein & Co., LLP (“SWS”) on May 19, 2009.

The Charter of the Audit Committee of our Board provides that although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee shall recommend that our Board ask our stockholders at the next annual meeting of stockholders to approve the Audit Committee’s selection of independent auditors. Therefore, a vote will be taken at the Meeting on this Proposal to approve the appointment of Baker Tilly as our independent certified public accountants for the second and third quarters in the fiscal year ending December 31, 2010, the audit of the fiscal year ending December 31, 2010 and the first quarter in the fiscal year ending December 31, 2011.

Nevada law and our Bylaws provide that, except as otherwise provided by the laws of the State of Nevada or by the Articles of Incorporation, any action to be taken by a vote of the stockholders, other than the election or re-election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present in person, or by proxy and entitled to vote thereon. Accordingly, the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and voting on the matter, will be required to approve the Audit Committee’s selection of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2010, and the first quarter of the fiscal year ending December 31, 2011.  If this Proposal is not approved by the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of auditors.

Baker Tilly has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Baker Tilly to physically attend the Meeting, however, it is anticipated that a Baker Tilly representative will be available to participate in the Meeting via telephone or video conference in the event they wish to make a statement, and in order to respond to appropriate questions.

Audit and Non-Audit Fees

Our Audit Committee pre-approved all audit and non-audit services provided to us and during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the public accountants.

Aggregate fees for professional services rendered to us by (i) SWS as of or for the fiscal year ended December 31, 2008 and the first quarter of fiscal 2009 ended March 31, 2009, and (ii) Baker Tilly for the remaining three quarters of the fiscal year ended December 31, 2009 are set forth below:

	Fiscal Year
	2009	2008

Audit Fees (1)	$196,905	$165,000
Audit-Related Fees (2)	3,750	24,000
Tax Fees (3)	16,640	17,800
All Other (4)	7,555	1,000
Total	$224,850	$207,800

(1)      Audit Fees Aggregate fees for professional services rendered by SWS and/or Baker Tilly in connection with its audit of our consolidated financial statements for the fiscal years 2008 and 2007 and the quarterly reviews of our financial statements included in our Forms 10-Q.
(2)      Audit-related Fees Aggregate fees for professional services rendered by SWS and/or Baker Tilly in connection with its review of our filings with the Commission (i.e. Forms 8-K and S-1) and the Israel Securities Authority (i.e. Prospectus).
(3)      Tax Fees Aggregate fees for professional consulting services rendered by SWS and/or Baker Tilly in connection with our state and federal taxes.
(4)      All Other Reimbursement for expenses in connection with professional services rendered by SWS and/or Baker Tilly to us.
_______________________________

At the Meeting a vote will be taken on a proposal to approve the appointment of Baker Tilly as our independent certified public accountants for the second and third quarters in the fiscal year ending December 31, 2010, the audit of the fiscal year ending December 31, 2010 and the first quarter in the fiscal year ending December 31, 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF BAKER TILLY.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee oversees the integrity of our financial statements and reporting process, overseeing our compliance with legal and regulatory requirements, overseeing the independent auditor’s qualifications and independence, and overseeing the performance of our internal audit function and independent auditors.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004, and then amended on January 28, 2008 and on June 28, 2009.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of our financial statements for the fiscal year ended December 31, 2009, the Committee met with management and our independent auditors, including meetings with our independent auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) (AICPA,  Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to our independent auditors, the Committee, among other things, discussed with SWS\ Baker Tilly matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Commission.

This report has been furnished by the Audit Committee of the Board of Directors.

Itzhak Almog, Chairman
Israel Singer
Shemer Shimon Schwarz

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

We will bear the cost of printing and mailing the proxies. In addition, we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, telegraph or E-mail, by our regularly employed officers and other employees, who will receive no additional compensation for such.  We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of our Common Stock.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Under our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), described above, and pursuant to article 2.4 of our Bylaws, any stockholder proposal or director nomination submitted in connection with our 2011 Annual Meeting of Stockholders (other than proposals brought under Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, which proposals are not governed by this Bylaw provision) must be received at our principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2010 Annual Meeting of Shareholders, or no earlier than August 30, 2011 and no later than September 29, 2011, and must otherwise comply with such Policy.

*************

It is important that your shares be represented at the Meeting.  While you have the matter in mind, please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Date: November 18, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive officer

Appendix A

WRITTEN CONSENT TO ACTION WITHOUT MEETING
BY THE BOARD OF DIRECTORS OF
 XFONE, INC.

The undersigned, being all of the members of the Board of Directors of Xfone, Inc., a Nevada corporation (the “Corporation”), do hereby consent to and approve / adopt the following actions / resolutions by unanimous written consent in lieu of a meeting pursuant to Section 78.315 of the Nevada Revised Statutes:

RESOLVED, that the Board of Directors of the Corporation calls for the 2010 Annual Meeting of stockholders of the Corporation to be held at 10:30 am ET on December 27, 2010, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States (the “Annual Meeting”); and be it further

RESOLVED, that only shareholders of record at the close of business on November 4, 2010, shall be entitled to vote at the Annual Meeting; and be it further

RESOLVED, that the officers of the Corporation (including the Secretary) be, and they are or any one of them is, hereby authorized, empowered and directed, from time to time, in the name and on behalf of the Corporation to execute, make oath to, acknowledge and deliver, any and all agreements, orders, directives, certificates, notices, assignments and other documents, instruments and papers and to take or cause to be taken such steps as they, with and upon the advice of legal counsel of the Corporation, may determine to be necessary, appropriate or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of such documents and the taking of such steps.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, consent hereto in writing as of October 5, 2010, and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation.

/s/ Abraham Keinan	/s/ Itzhak Almog	/s/ Guy Nissenson
Abraham Keinan, Director	Itzhak Almog, Chairman	Guy Nissenson, Director

/s/ Arie Rosenfeld	/s/ Israel Singer	/s/ Shemer Shimon Schwarz
Arie Rosenfeld, Director	Israel Singer, Director	Shemer Shimon Schwarz, Director

A-1-

XFONE, INC.

MINUTES OF THE BOARD OF DIRECTORS MEETING

October 18, 2010

The Directors of Xfone, Inc. (the “Company”) held, via telephone conference, a meeting on October 18, 2010.

The following Directors participated and had the ability to hear and be heard by all participants, and constituted a quorum pursuant to the bylaws of the Company: Itzhak Almog, Guy Nissenson, Israel Singer, Shemer S. Schwarz and Arie Rosenfeld.

The following participated by invitation: Alon Reisser, the Company’s General Counsel and Secretary, and Ariel Wassermann, the Company’s Assistant General Counsel

Itzhak Almog presided as Chairman of the meeting and Alon Reisser acted as Secretary.

The meeting was called to order at 14:00 CDT.

DISCUSSION AND RESOLUTIONS

Mr. Guy Nissenson, the President and Chief Executive Officer of the Company, gave a general overview and update regarding the following issues: (i) the beginning of construction of PRIDE II project; and (ii) the positive trend in the Company's subsidiaries sales.

Mr. Reisser referred the Board of Directors (the “Board”) to the fact that it had previously set the date of the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) for December 27, 2010, and stated that the agenda for the Annual Meeting was still required to be established.  Mr. Reisser presented two “routine” proposals to be included on the agenda of the Annual Meeting for a vote of the Company’s stockholders: the election/re-election of directors and approval of appointment of the Company’s auditors.

Mr. Reisser noted that at a meeting held earlier today, the Nominating Committee of the Board has resolved to recommend that the Board recommend to the Company’s shareholders, at the Annual Meeting, the election of Mr. Timothy Farrar and Mr. Niv Krikov to serve as Directors of the Company.

Mr. Reisser presented the recommendation of the Compensation Committee of the Board regarding the compensation of each of the Company's Independent Directors who serve on the Company’s Board or any committee’s thereof for participation at meetings of the Board and committees.

After discussion and upon motion duly made, seconded and carried, it was resolved as follows:

RESOLVED, that in accordance with the recommendations of Mr. Nissenson and Burlingame Asset Management LLC, and following the recommendation of the Nominating Committee of the Board, the Board hereby recommends that the Company’s shareholders elect Mr. Timothy Farrar and Mr. Niv Krikov at the Annual Meeting as Directors of the Company, to serve until the 2011 Annual Meeting of the Company’s stockholders and until their successors are duly elected and qualified or until their earlier resignation, removal or death; and be it further

A-2-

Mr. Reisser referred to the approval, on August 15, 2010, by the Audit Committee of the Board of the appointment of Baker Tilly Virchow, Krause & Company, LLP (“Baker Tilly”) as the Company’s Independent Certified Public Accountants for the second and third quarters in the fiscal year ending December 31, 2010, the audit of the Company’s fiscal year ending December 31, 2010,  and the first quarter in the fiscal year ending December 31, 2011, pursuant to that certain Engagement Letter by and between the Company and Baker Tilly, dated August 12, 2010, attached hereto as Appendix A and incorporated herein by reference.

RESOLVED, that the Board hereby recommends that the Stockholders of the Company vote "FOR" the approval of the appointment of Baker Tilly as the Company’s Independent Certified Public Accountants for the second and third quarters in the fiscal year ending December 31, 2010, the audit of the Company’s fiscal year ending December 31, 2010, and the first quarter in the fiscal year ending December 31, 2011at the Annual Meeting; and be it further

RESOLVED, that the Board hereby approves the following compensation schedule for each of its Independent Directors who serve on the Company’s Board or any committee’s thereof  (each, a “Committee”) for participation at meetings of the Board and Committees: (a) $1,000 (plus VAT, if applicable) per calendar month, for up to two meetings per calendar month; plus (b) $250 for each additional meeting of the Board or Committee at which such Independent Director is physically present; plus (c) $100 for each additional meeting of the Board or Committee at which such Independent Director participates via telephone or video conference. Each Director shall receive $1,000 per month payable on a quarterly basis, and a reconciliation shall be made at the end of each quarter to determine the additional amounts due to each director pursuant to clauses (b) and (c) above; provided, however, that (1) if fewer than two meetings are held during any one calendar month, the balance of such meetings will be carried forward as a credit for succeeding months against payments under clauses (b) and (c) (the “Credit”); and (2) the Credit shall be reset to zero at the beginning of each fiscal year. For the avoidance of doubt, if one meeting is held in January, two meetings are held in February, and three meetings are held in March, the Directors will not receive any additional payments under clauses (b) and/or (c); however if one meeting is held in January, two meetings are held in February, and four meetings are held in March, the Directors will receive one additional payment under clauses (b) and/or (c), as applicable.

It is noted that the foregoing resolution shall be effective as of October 1, 2010; and be it further

RESOLVED, that the officers of the Company (including the Secretary) be, and they are or any one of them is, hereby authorized, empowered and directed, from time to time, in the name and on behalf of the Company to execute, make oath to, acknowledge and deliver, any and all agreements, orders, directives, certificates, notices, assignments and other documents, instruments and papers and to take or cause to be taken such steps as they, with and upon the advice of legal counsel of the Company, may determine to be necessary, appropriate or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of such documents and the taking of such steps.

ADJOURNMENT

There being no further business, and upon motion duly made and seconded, the meeting was adjourned.

                                                                                                           Respectfully Submitted,

/s/ Itzhak Almog
Itzhak Almog, Chairman of the Board

                                                                                                            /s/ Alon Reisser
                                                                                                           Alon Reisser, Secretary

A-3-

Form of Proxy Card

XFONE, INC.

PROXY CARD

       Annual Meeting of Stockholders - December 27, 2010

Registered Holders Only: There are three ways to vote:

1)           VOTE AT THE MEETING.

2)           VOTE BY MAIL: Mark, sign and date this Proxy Card and return it in the enclosed postage paid envelope to:  Transfer Online, 317 S.W. Alder Street, 2 nd Floor, Portland, OR 97204.

3)           VOTE BY INTERNET: Cast your ballot electronically, in accordance with the following instructions:

(i)	Contact our corporate Secretary, Alon Reisser at alon@xfone.com, or Jen Berry from Transfer Online at jen@transferonline.com, to obtain your personal Authorization Code

(ii)	Go online to www.transferonline.com/proxy

(iii)	Enter the Proxy Code (275) and your personal Authorization Code

(iv)	Press Continue

(v)	Make your selections

(vi)	Press Vote Now

If you vote by Internet, please do not mail your Proxy Card

***

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guy Nissenson and/or Niv Krikov with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Xfone, Inc., to be held on December 27, 2010, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th  Floor, New York, NY 10022, United States. The meeting will commence at 10:30 a.m. local time and at all adjournments thereof, upon the matters specified on the back side of this Proxy Card, all as more fully described in the Proxy Statement dated November 18, 2010 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

[The remainder of the page is intentionally left blank]

1.           To elect two (2) director (Niv Krikov and Timothy Farrar) and re-elect three (3) directors (Itzhak Almog, Israel Singer and Arie Rosenfeld), each such director to serve until the 2011 Annual Meeting of the Company’s Stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death. The Board of Directors Members up for election are as follows:

Director	Term
Itzhak Almog	One year; eligible for re-election at the 2011 Annual Meeting
Israel Singer	One year; eligible for re-election at the 2011 Annual Meeting
Arie Rosenfeld	One year; eligible for re-election at the 2011 Annual Meeting
Niv Krikov	One year; eligible for re-election at the 2011 Annual Meeting
Timothy Farrar	One year; eligible for re-election at the 2011 Annual Meeting

☐ FOR ALL NOMINEES          ☐ WITHHELD FOR ALL NOMINEES

INSTRUCTION:  To withhold authority to vote for any individual, write that nominee's name in the space provided below:

___________________________________________________________________________________________________

2.           To approve the appointment of Virchow, Krause & Company, LLP , independent members of Baker Tilly International, as the Company’s Independent Certified Public Accountants, for the second and third quarters in the fiscal year ending December 31, 2010, the audit of the fiscal year ending December 31, 2010 and the first quarter in the fiscal year ending December 31, 2011.

☐ FOR            ☐ AGAINST                 ☐ ABSTAIN

3.           In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

Every properly signed proxy card will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy card heretofore given.

Date: __________________

_______________________          _______________________
(Print name of Shareholder)               (Print name of Shareholder)

_______________________         _______________________
(Signature)                                          (Signature)

Number of Shares:    ________________

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.